EXHIBIT 4.1



           CONSENT OF INDEPENDEN6T REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated October 5, 2012 in the Amendment No. 1 to the Registration Statement (File No. 333-183579) and related Prospectus of Guggenheim Defined Portfolios, Series 952.

                                                          /s/ Grant Thornton LLP
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                                                              GRANT THORNTON LLP


Chicago, Illinois
October 5, 2012